Exhibit 99p5

Heritage Capital advisors, llC

Written poliCies and

proCedures

effeCtive date:

12/15/2020

i

Table of Contents

Table of Contents	ii
Policy Statement	1
Fiduciary Statement	2
Firm Statement	2
Client Accounts	3
Opening New Accounts	3
Updating Client Account Information	3
Terminated Accounts	3
Outside Business Activities	4
Definition	4
Review and Approval by the CCO	4
Disclosure on Appropriate Documents (1A, 1B, 2A, 2B, U4)	4
Record Keeping Requirements	4
Communications with the Public	5
Advertising	5
Definition	5
Firm Policy	5
Compliance Requirements	5
Performance Advertising	6
Social Media	6
Correspondence	7
Electronic Communications	8
Anti-Money Laundering (AML) Policy	9
Anti-Money Laundering Program	9
Client Identification and Verification	9
Clients Who Refuse To Provide Information	9
Verifying Information	9
Lack of Verification	10
Recordkeeping	10
Responding to Red Flags	10
Responsibility for AML Records and SAR Filing	12
Training Programs	12

Portfolio Management Processes	13
Allocation of Investment Opportunities Among Clients	13
Consistency of Portfolios with Clients’ Investment Objective	13
Disclosures By the Adviser	13
Account Statements	13
Proxy Voting Policy	14
Policy Statement	14
Handling of Customer Funds – Custody Issues	15
Definition	15
Policy	15
Direct Fee Deduction	15
Qualified Custodian	16
Safeguarding of Client Assets From Conversion or Inappropriate Use By Advisory Personnel	17
Account Valuation and Billing	18
Customer Complaint Policy	19
Definition	19
Handling of complaints	19
Recordkeeping	20
Receipt of Funds or Securities	20
Books and Records	20
Record Retention Requirements	20
Minimum Net Worth Computation	20
Adviser Representative Registration, Hiring, and Training	21
Firm Policy	21
Hiring	21
Registration	21
Training	22
Firm Registration	23
Policy	23
Procedure	23
Renewal	23
Other-than-Annual Amendments	24
Other Regulatory Filings	25
Firm Policy	25

Specific Filings	25
Solicitors	26
Trading	27
Directed Brokerage	27
Soft Dollar Arrangements Statement	27
Block Trading	28
Trade Errors	29
Trading Practices	30
Broker Selection	30
Best Execution	30
Anti-Insider Trading Policy	31
Background	31
Compliance Requirements	31
Material Interest of the Adviser and Personal Trading Activities of Supervised Person	32
Remote Office Supervision	33
Definition	33
Firm Policy	33
Business Continuity Plan	34
Background	34
Business Description	34
Emergency Information	34
Firm Policy	35
Significant Business Disruptions (SBDs)	35
Approval and Execution Authority	35
Plan Location and Access	35
Heritage Capital Advisors, LLC’s Custodian and Brokerage Firm Contacts	36
Office Locations	36
Alternative Physical Location(s) of Employees	36
Clients’ Access to Funds and Securities	36
Data Back-Up and Recovery (Hard Copy and Electronic)	37
Operational Assessments	37
The Firm’s Mission Critical Systems	38
Alternate Communications with Clients, Employees, and Regulators	39
Regulatory Reporting	39

Death of Key Personnel	40
Updates and Annual Review	40
Approval & Signature	40
Supervisor Approval	40
Code of Ethics Statement	42
Background	42
Introduction	42
Definitions	42
Compliance Procedures	44
Compliance with Laws and Regulations	44
Prohibited Purchases and Sales	44
Insider Trading	44
Initial Public Offerings (IPOs)	45
Limited or Private Offerings	45
Miscellaneous Restrictions	45
Prohibited Activities	46
Conflicts of Interest	46
Political and Charitable Contributions	46
Confidentiality	47
Pre-Clearance	48
Personal Securities Reporting and Monitoring	48
Holdings Reports (see Sample 8)	48
Transaction Reports (see Sample 9)	48
Report Confidentiality	49
Exceptions to Reporting Requirements	49
Review of Personal Securities	49
Small Advisers	49
Certification of Compliance	50
Initial Certification	50
Acknowledgement of Amendments	50
Annual Certification	50
Reporting Violations and Whistleblower Provisions	50
Compliance Officer Duties	51
Training and Education	51

v

Recordkeeping	51
Annual Review	51
Sanctions	52
Information Security Policy	53
Inventory of Technology Infrastructure	53
Detection of Unauthorized Activity	53
Prevention of Unauthorized Funds Transfers	54
User Login Security	54
User Access Privileges	55
Email Use Security and Guidelines	55
3rd Party Vendor Security and Diligence	56
Significant Technology System Disruption Plan	56
Testing	56
Privacy Policy	57
Staff Training	58
Chief Compliance Officer Appointment	59
Supervisory Responsibility Delegated Duties List	61
List of Access Persons	62
Sample Attestation Statement	63
Terminated Advisory Account Record	64
Outside Business Activity Approval Form	65
E-Mail Review Checklist	66
E-Mail Review Activity Report	67
Checks and Securities Receipt/Disbursement Record	68
Gifts & Entertainment Log	69
Securities Holding Record	70
Securities Transaction Record	71

Policy Statement

Heritage Capital Advisors, LLC (“Heritage Capital Advisors, LLC”) is a registered investment adviser. This document describes its policies and procedures.

At a minimum, Heritage Capital Advisors, LLC will annually review and update these policies and procedures. Heritage Capital Advisors, LLC may conduct interim reviews in response to significant compliance events, changes in business arrangements, and regulatory developments.

Heritage Capital Advisors, LLC will maintain copies of all policies and procedures that are in effect or were in effect at any time during the last five years.

Heritage Capital Advisors, LLC’s goal is to maintain the highest ethical and professional standards for employee conduct. This manual is only a guide and cannot cover employee and/or supervised person’s conduct in every conceivable situation that may arise in the course of Heritage Capital Advisors, LLC’s business. In the event of any uncertainty, an officer, director, affiliate, supervised person, or employee of the firm should ask a supervisor or the Chief Compliance Officer (“CCO”) for advice on compliance with this manual and/or the applicable securities laws.

Definitions of italicized terms, where not otherwise defined, may be found in the Definitions section of this manual.

Throughout this document, the term “CCO” is understood to mean the CCO or designated representative, as the CCO may delegate the performance of certain compliance responsibilities to other individuals at the firm. Mr. David Moenning is CCO of Heritage Capital Advisors, LLC and has ultimate responsibility for the compliance program of the firm. A summary of these delegated duties may be found in Exhibit 1.

Policies in this manual apply to every employee, supervised person, member and officer of Heritage Capital Advisors, LLC. Each of these persons is required to read the contents of this manual and conform to the policies contained therein. Heritage Capital Advisors, LLC’s Annual Attestation Acknowledgement Form (attached as Sample 1) of this manual contains an acknowledgement that Heritage Capital Advisors, LLC members, supervised persons, officers and employees must sign setting forth that they have read and understood the compliance policies and procedures applicable to them.

Fiduciary Statement

An investment adviser has a duty to always act in the best interest of its clients. It should not engage in any activity in conflict with the interest of any client and it should take steps to eliminate all conflicts of interest that might incline it to provide advice that is not impartial. If it cannot eliminate such a conflict, then it must fully disclose the conflict. It should also take care to avoid misleading its clients in any way and it should provide full and fair disclosure of all material facts. Generally, facts are “material” if a reasonable investor would consider them to be important in determining to do business with the adviser. The duty of addressing and disclosing conflicts of interest is an ongoing process and as the nature of an adviser’s business changes, so may the relationship with its clients.

Firm Statement

As an investment adviser, Heritage Capital Advisors, LLC owes its clients specific duties as a fiduciary:

➢	Collect suitability and investment profile information;

➢	Provide advice that is suitable, appropriate, and in the client’s best interest;

➢	Give full disclosure of material facts and any potential or actual conflicts of interest to clients and prospective clients;

➢	Serve with loyalty and in utmost good faith;

➢	Exercise reasonable care to avoid misleading a client; and

➢	Make all efforts to ensure best execution of transactions.

Heritage Capital Advisors, LLC seeks to protect the interest of each client and to consistently place the client’s interests first and foremost in all situations. It is the belief of this investment adviser that its policies and procedures are sufficient to prevent and detect any violations of regulatory requirements as well as of the firm’s own policies and procedures.

Client Accounts

The firm’s CCO shall review all new accounts to ensure compliance with applicable laws and Heritage Capital Advisors, LLC policies.

Opening New Accounts

Prior to engaging in investment advisory services offered by Heritage Capital Advisors, LLC, each potential client shall receive at a minimum the following:

➢	Disclosure Brochure (either Form ADV Part 2A or WRAP Brochure for WRAP accounts);

➢	Brochure Supplement (Form ADV Part 2B), for the Investment Adviser Representative (“IAR”) that will be servicing the account; and

➢	Privacy Policy for Heritage Capital Advisors, LLC

Prior to providing advisory services to a client, Heritage Capital Advisors, LLC and the client shall complete and execute a contract outlining the services to be provided, the terms of the services as well as an investment policy statement or other document that provides suitability information such as investment objectives, risk tolerance and financial condition of the client. The firm will not typically accept clients who refuse to provide suitability information, but may make exceptions on a case-by-case basis.

The firm will not open suspicious accounts or accounts for minors unless properly set up through a guardian.

Updating Client Account Information

The firm will periodically, but at a minimum annually, verify and update the information it receives from its clients during client meetings and reviews.

Transaction Review

The firm’s CCO shall monthly review client account activity and transactions to ensure that transactions:

➢	Comply with the best execution policies of Heritage Capital Advisors, LLC;

➢	Comply with the trade allocation and block trading policies of Heritage Capital Advisors, LLC; and

➢	Reflect the objectives and requests as outlined in the client’s investment policy statement.

Terminated Accounts

Heritage Capital Advisors, LLC will maintain client files for terminated accounts for a minimum of five years from the end of the calendar year in which the client terminates the relationship. A list of terminated accounts will also be kept on file (see Sample 2).

Outside Business Activities

Supervised persons shall not engage in any outside business activity without prior firm approval.

Definition

Outside business activity (OBA) is any employment or compensation from any other person or entity as a result of a business activity, other than a passive investment, outside the scope of a supervised person’s relationship to Heritage Capital Advisors, LLC.

Review and Approval by the CCO

Supervised persons of Heritage Capital Advisors, LLC are required to report outside business activities to the CCO for review and approval prior to engaging in these activities. The CCO will review these activities to determine if they create a conflict of interest with the supervised persons’ ability to act in the best interest of the firm’s customers. If it is determined that a conflict does exist, the CCO will determine if the conflict can be appropriately mitigated by disclosure or other means.

The supervised person shall provide the following information to the CCO regarding the activity:

➢	Name, address, contact information for the person or entity paying the compensation;

➢	Complete description of the activity;

➢	Amount of compensation or formula; and

➢	Duration of the activity.

An OBA disclosure template is included as Sample 3.

Disclosure on Appropriate Documents (1A, 1B, 2A, 2B, U4)

Individual Form U4s and Form ADV Part 2Bs will be updated as needed for outside business activities. It is the responsibility of the individual supervised person and the CCO to make sure these documents are updated promptly in the event disclosure is required.

Likewise, certain outside business activities of supervised persons may require firm documents to be updated as well. If updates are required for Form ADV Part 1A, Part 1B, Part 2A and/or WRAP brochure, the CCO will be responsible for updating these documents when needed.

Record Keeping Requirements

CCO will keep and maintain records of all OBA requests and any relevant supporting documentation that helped in the decision to approve or deny the OBA.

Communications with the Public

Advertising

Definition

An advertisement shall include any notice, circular, letter, email or other written communication (including any social media communications such as Facebook messaging, Twitter feeds, online blogs or any other internet communication) addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers: (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

Firm Policy

The firm’s CCO shall be responsible for reviewing and approving company advertising and ensuring it is in compliance with jurisdictional regulations.

Compliance Requirements

An advertisement may not:

➢	Use or refer to testimonials (which include any statement of a client’s experience or endorsement);

➢	Mislead clients using misrepresentations or exaggerations;

➢	Refer to past, specific recommendations made by the adviser that were profitable, unless the advertisement sets out a list of all recommendations made by the adviser within the preceding period of not less than one year, and complies with other, specified conditions;

➢	Represent that any graph, chart, formula, or other device can, in and of itself, be used to determine which securities to buy or sell, or when to buy or sell such securities, or can assist persons in making those decisions, unless the advertisement prominently discloses the limitations thereof and the difficulties regarding its use; or

➢	Represent that any report, analysis, or other service will be provided without charge unless the report, analysis or other service will be provided without any obligation whatsoever.

In addition to the statutory requirements listed, the CCO will verify that no advertisement contains any of the following:

➢	Representations that the advertisement was approved by a securities regulator;

➢	Representations that the firm has been sponsored, approved, or recommended by any securities regulator. This does not prohibit a firm from stating that they are a registered investment adviser as long as nothing in the statement is otherwise misleading;

➢	The initials “RIA” or “IAR”.

Performance Advertising

Securities laws and rules do not prohibit performance advertising. However, firm policy dictates that if and when the firm decides to use performance advertising, extreme care and caution will be taken due to the inherent ability and ease with which it may be deemed misleading and possibly fraudulent. Heritage Capital Advisors, LLC does not currently engage in performance advertising.

Social Media

Social networks connect people via online communities such as Facebook, LinkedIn, Twitter, MySpace, and others. As with other technology, social networks have proper and improper uses. This policy is designed to help firm employees who use social networking understand what is recommended and required of them.

This policy is directed at and applies to all social networking sites currently in use (e.g., Facebook, LinkedIn, Twitter and MySpace) as well as any future such sites that may develop during the existence of Heritage Capital Advisors, LLC. This policy also covers any other chat rooms, blogs, video sites (e.g., YouTube) or online bulletin boards in which Heritage Capital Advisors, LLC employees may be involved.

Heritage Capital Advisors, LLC employees are prohibited from using firm equipment to post information to or otherwise communicate using any of the aforementioned types of websites without specific prior approval.

Heritage Capital Advisors, LLC employees may use social networking sites on their personal time and personal equipment, provided they abide by the following:

➢	Limit any reference to Heritage Capital Advisors, LLC to title, location, contact information, and/or years of service;

➢	Do not hold themselves out as representing Heritage Capital Advisors, LLC views in any way;

➢	Do not post or otherwise comment regarding Heritage Capital Advisors, LLC business, clients, employees, policies or any other potentially confidential information;

➢	Do not “chat” or otherwise communicate with clients or potential clients regarding any actual or potential investment advice; and

➢	Prepare any posts or communications with care and professionalism and ensure they are appropriate in tone and content.

In addition, all staff members should never disclose personal information on any social media website that could allow a 3rd party to gain access to Heritage Capital Advisors, LLC’s systems and passwords used for work equipment should not be drawn from any publicly posted information.

The CCO will periodically monitor the personal social media usage of supervised persons and will document this review. Failure to follow Heritage Capital Advisors, LLC’s policies and procedures by any adviser and/or supervised person may subject that individual to various sanctions, fines, and possibly termination by the firm.

Correspondence

Heritage Capital Advisors, LLC is involved in communicating with its clients in various formats: email and phone.

In all cases, these communications will either be classified as advertising or correspondence and will follow the appropriate rules and regulations.

Correspondence generally refers to both incoming and outgoing written communications between the firm and one client or potential client. Communications to more than one individual are typically defined as advertising and are subject to the advertising rules and regulations. Correspondence includes both hard copy forms as well as electronic (e.g., email, text message, instant message, and facsimile).

It is the firm’s policy that communications with the public be truthful, not misleading, and not contain any exaggerated or unwarranted statements. Everything is to be presented in a fair and balanced manner.

Some of the additional steps to be taken include:

➢	The CCO will review client correspondence for complaints and respond to them promptly as they are made by clients;

➢	The CCO will take the necessary steps to ensure incoming and outgoing correspondence is archived;

➢	The CCO will randomly spot check written correspondence to verify the communications are not misleading, fraudulent, exaggerated and do not violate applicable rules and regulations in any way (see Samples 4 & 5);

➢	The CCO will verify that the firm is maintaining copies of all correspondence in accordance with applicable rules and regulations;

➢	The CCO will approve methods of delivery prior to use;

➢	Items marked “internal use only” will not be disseminated outside of firm personnel;

➢	Use of third party prepared material will only be used with the approval of the CCO; and

➢	Any incoming correspondence that could possibly be deemed a complaint will be immediately forwarded to the CCO.

Electronic Communications

It is firm policy that only approved methods of electronic communication will be used with clients. Firm personnel should consult with the CCO if there is any question on what methods are available to be used.

It is important to note, electronic communications with clients are subject to retention and periodic review by the CCO at any time.

If electronic communications are used to comply with the annual delivery of Heritage Capital Advisors, LLC’s ADV filing and/or Privacy Policy requirement, Heritage Capital Advisors, LLC will either attach these documents to an email communication or will inform its clients in an email with an embedded hyperlink to Heritage Capital Advisors, LLC’s website, where the most current ADV filing and Privacy Policy can be viewed. Prior to distributing materials in this manner, Heritage Capital Advisors, LLC will obtain prior authorization from its clients.

Heritage Capital Advisors, LLC will use an electronic authorization form or will obtain electronic authorization via its investment advisory contract. Heritage Capital Advisors, LLC will retain this authorization as part of its required books and records.

Anti-Money Laundering (AML) Policy

It is the policy of the firm to prohibit and actively prevent money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities.

Anti-Money Laundering Program

The CCO shall:

➢	Monitor the firm’s compliance with this policy;

➢	Monitor changes in applicable laws and regulations relating to money laundering and implement further controls as may be required by such changes in laws and regulations;

➢	Ensure the firm keeps the records required by this policy;

➢	Ensure Suspicious Activity Reports (SAR-SFs) are filed when required by applicable law and regulations; and

➢	Train employees of the firm to ensure compliance with this policy.

Client Identification and Verification

Prior to establishing a new client relationship, the firm will obtain and review the following information to verify the identity of the client:

➢	The client’s legal name;

➢	The client’s date of birth (if the client is an individual);

➢	The client’s physical address (not a P.O. Box or email address);

➢	The client’s telephone number;

➢	The client’s government identification number (e.g., tax identification number, social security number, or passport number with country of issuance);

➢	A short description of the client’s primary business, if any; and

➢	A short description of the client’s primary source of funds (e.g., business listed above, inheritance, pension).

Clients Who Refuse To Provide Information

If a potential or existing client either refuses to provide the information described above or appears to have intentionally provided misleading information, Heritage Capital Advisors, LLC will not open a new account and, after considering the risks involved, consider closing any existing account. In either case, Heritage Capital Advisors, LLC’s CCO will be notified so that Heritage Capital Advisors, LLC can determine whether it should file a Form SAR-SF.

Verifying Information

Heritage Capital Advisors, LLC will ensure that it has a reasonable belief that it knows the true identity of its clients by using risk-based procedures to verify and document the accuracy of the information it receives about its clients. In verifying client identity, Heritage Capital Advisors, LLC will analyze any logical inconsistencies in the information it obtains.

Heritage Capital Advisors, LLC will verify its client’s identity through documentary evidence or non-documentary evidence, as necessary. In analyzing the verification information, Heritage Capital Advisors, LLC will consider whether there is a logical consistency among the identifying information provided, such as the client’s name, street address, zip code, telephone number (if provided), date of birth, and social security number.

If Heritage Capital Advisors, LLC detects any red flags that indicate possible money laundering or terrorist financing activity, it will, after internal consultation with the firm’s CCO, file a SAR- SF in accordance with applicable law and regulation.

Lack of Verification

When Heritage Capital Advisors, LLC cannot form a reasonable belief that it knows the true identity of a client, it will do the following: (1) not open an account; (2) impose terms under which a client may conduct transactions while it attempts to verify the client’s identity; (3) close an account after attempts to verify client’s identity fail; or (4) file a SAR-SF if required by applicable law and regulation.

Recordkeeping

Heritage Capital Advisors, LLC will document its verification, including identifying information provided by a client, the methods used and results of verification, and the resolution of any discrepancy in the identifying information. Heritage Capital Advisors, LLC will keep records containing a description of any document that it relied on to verify a client’s identity, noting the type of document, any identification number contained in the document, the place of issuance, and if any, the date of issuance and expiration date. With respect to non- documentary verification, Heritage Capital Advisors, LLC will retain documents that describe the methods and the results of any measures it took to verify the identity of a client. Heritage Capital Advisors, LLC will maintain records of identification information for five years after the account has been closed; it will retain records made about verification of the client’s identity for five years after the record is made.

Responding to Red Flags

When a member of the firm detects a red flag with respect to a client account, he or she will investigate further under the direction of the CCO. This may include gathering additional information internally or from third-party sources, contacting the government or filing a Form SAR-SF.

Money laundering “red flags” include:

➢	The client exhibits unusual concern about the firm’s compliance with government reporting requirements and the firm’s AML policies (particularly concerning his or her identity, type of business and assets), or is reluctant or refuses to reveal any information concerning business activities, or furnishes unusual or suspicious identification or business documents;

➢	The client wishes to engage in transactions that lack business sense or apparent investment strategy, or are inconsistent with the client’s stated business or investment strategy;

➢	The information provided by the client that identifies a legitimate source for funds is false, misleading, or substantially incorrect;

➢	Upon request, the client refuses to identify or fails to indicate any legitimate source for his or her funds and other assets;

➢	The client has a questionable background or is the subject of news reports indicating possible criminal, civil, or regulatory violations;

➢	The client exhibits a lack of concern regarding risks, commissions, or other transaction costs;

➢	The client appears to be acting as an agent for an undisclosed principal, but declines or is reluctant, without legitimate commercial reasons, to provide information or is otherwise evasive regarding that person or entity;

➢	The client has difficulty describing the nature of his or her business or lacks general knowledge of his or her industry;

➢	The client attempts to make frequent or large deposits of currency, insists on dealing only in cash, or asks for exemptions from the firm’s policies relating to the deposit of cash;

➢	The client engages in transactions involving cash or cash equivalents or other monetary instruments that appear to be structured to avoid the $10,000 government reporting requirements, especially if the cash or monetary instruments are in an amount just below reporting or recording thresholds;

➢	For no apparent reason, the client has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers;

➢	The client’s account has unexplained or sudden extensive wire activity, especially in accounts that had little or no previous activity;

➢	The client’s account shows numerous currency or cashier’s check transactions aggregating to significant sums;

➢	The client’s account has a large number of wire transfers to unrelated third parties inconsistent with the client’s legitimate business purpose;

➢	The client’s account indicates large or frequent wire transfers, immediately withdrawn by check or debit card without any apparent business purpose;

➢	The client makes a funds deposit followed by an immediate request that the money be wired out or transferred to a third party, or to another firm, without any apparent business purpose;

➢	The client makes a funds deposit for the purpose of purchasing a long-term investment followed shortly thereafter by a request to liquidate the position and transfer of the proceeds out of the account;

➢	The client requests that a transaction be processed to avoid the firm’s normal documentation requirements;

➢	The client, for no apparent reason or in conjunction with other red flags, engages in transactions involving certain types of securities, such as penny stocks, Regulation S stocks, and bearer bonds, which although legitimate, have been used in connection with fraudulent schemes and money laundering activity (such transactions may warrant further due diligence to ensure the legitimacy of the client’s activity);

➢	The client’s account shows an unexplained high level of account activity with very low levels of securities transactions;

➢	The client maintains multiple accounts, or maintains accounts in the names of family members or corporate entities, for no apparent purpose; or

➢	The client’s account has inflows of funds or other assets well beyond the known income or resources of the client.

Responsibility for AML Records and SAR Filing

Heritage Capital Advisors, LLC’s CCO will be responsible for ensuring that AML records are maintained properly and that SARs are filed as required. Heritage Capital Advisors, LLC will maintain AML records and their accompanying documentation for at least five years. Heritage Capital Advisors, LLC will keep other documents according to existing Bank Secrecy Act and other record keeping requirements.

Training Programs

The CCO will develop and conduct ongoing employee training. Heritage Capital Advisors, LLC’s training will occur on at least an annual basis or when material changes occur to the AML policy and procedures. Heritage Capital Advisors, LLC will maintain records to show the persons trained, the dates of training, and the subject matter of their training.

Heritage Capital Advisors, LLC’s training will include, at a minimum: how to identify red flags and signs of money laundering that arise during the course of the employees’ duties; what to do once the risk is identified; what employees’ roles are in the firm’s compliance efforts and how to perform them; the firm’s record retention policy; and the disciplinary consequences (including civil and criminal penalties) for non-compliance with the PATRIOT Act.

Portfolio Management Processes

Allocation of Investment Opportunities Among Clients

It is Heritage Capital Advisors, LLC’s policy, to the extent practical, to allocate investment opportunities to clients over a period of time on a fair and equitable basis relative to other clients. Heritage Capital Advisors, LLC’s CCO reviews client accounts quarterly for equitable treatment and reviews its allocation practices annually.

Consistency of Portfolios with Clients’ Investment Objective

Heritage Capital Advisors, LLC provides account management on a continuous basis. Subject to a grant of discretionary authority, Heritage Capital Advisors, LLC, through its IARs or recommended sub-advisers, shall invest and reinvest the securities, cash or other property held in the client’s account in accordance with the client’s investment objectives as identified by the client during initial interviews and information gathering sessions. Such suitability information is reviewed and updated by the CCO at least annually.

Disclosures By the Adviser

The disclosures in the firm’s Form ADV are reviewed at least annually to ensure disclosures are consistent with the firm’s policies as set forth in this manual, including disclosures related to best execution, soft dollar arrangements, broker-dealer referral arrangements and directed brokerage, to the extent applicable.

Account Statements

The custodian or other qualified third party holding the client’s funds and securities will send the client a confirmation of every securities transaction and a custodial statement at least quarterly. Heritage Capital Advisors, LLC also provides periodic statements to clients which state account holdings and value of portfolio holdings.

Additional information related to Heritage Capital Advisors, LLC’s portfolio management and trading procedures is detailed in the executed agreement for services located in the specific client file, and in Heritage Capital Advisors, LLC’s Form ADV 2A.

Proxy Voting Policy

Policy Statement

For individual clients, Heritage Capital Advisors, LLC will not ask for, nor accept voting authority for client securities. Clients will receive proxies directly from the issuer of the security or the custodian. Clients should direct proxy questions to the issuer of the security.

For clients registered as investment advisors who have contracted Heritage Capital Advisors, LLC to sub-advise firm assets, Heritage Capital Advisors, LLC will accept proxy voting authority for securities managed for the client.

Handling of Customer Funds - Custody Issues

Definition

An adviser has custody if it holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them. An adviser would also have custody if a related person holds, directly or indirectly, client funds or securities, or had any authority to obtain possession of them in connection with advisory services provided to clients. Custody generally includes:

➢	Having possession of client funds or securities unless the adviser returns them to the client within three days;

➢	Any arrangement under which the adviser is authorized or permitted to withdraw client funds or securities based on its instructions; or

➢	Any capacity that gives the adviser legal ownership or access to client funds or securities.

Policy

Heritage Capital Advisors, LLC will not have physical custody of any client funds or securities. Heritage Capital Advisors, LLC will maintain client assets with a qualified custodian. Heritage Capital Advisors, LLC may have other forms of custody as defined by the appropriate rule. The CCO will determine whether or not the firm has custody and will ensure compliance with relevant custody rules including disclosure of custody on form ADV.

Heritage Capital Advisors, LLC currently has the following form(s) of custody: direct fee deduction.

Direct Fee Deduction

When Heritage Capital Advisors, LLC deducts advisory fees directly from client accounts, the following additional steps will be taken:

➢	Client will provide written authorization permitting the fees to be deducted from his or her account;

➢	Heritage Capital Advisors, LLC will maintain client assets at a qualified custodian and ensure that the custodian segregates and identifies each client’s securities;

➢	Heritage Capital Advisors, LLC will notify the client in writing of the custodian’s name, address, and the manner in which the client assets are maintained;

➢	Heritage Capital Advisors, LLC will make a reasonable effort to ensure that the qualified custodian being used will deliver quarterly account statements to the client showing transactions for that time period;

➢	When required by rule, Heritage Capital Advisors, LLC will send an itemized invoice to the client showing the formula used to calculate the fee, the amount of assets under management the fee is based on, and the time period covered by the fee.

The CCO will periodically review and test the management fee calculations to ensure they are accurate based on the advisory contract.

Qualified Custodian

Qualified custodian may include a bank, or savings association that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance and registered broker-dealers.

Safeguarding of Client Assets From Conversion or Inappropriate Use By Advisory Personnel

In an effort to detect unauthorized or inappropriate activity in client accounts, the CCO will request reports that are available to Heritage Capital Advisors, LLC from each custodian and/or clearing firm holding client assets. Such reports may include:

➢	Client change of address requests;

➢	Requests to send documents (statements or reports) to addresses other than the home addresses listed on clients’ account documents;

➢	Trading activity reports, including redemption and repurchase requests (most custodians have reports classified or named as exception reports to identify activities in clients’ accounts that are “exceptions” to the normal activities);

➢	Comparisons of IARs’ personal trading activity and IARs’ clients’ trading activity (most regulators will do a review of IARs’ personal accounts and do a partial comparison of clients’ account activity and holdings and IARs’ holdings and activity).

In addition to outside reports, Heritage Capital Advisors, LLC’s CCO will institute practices and procedures to monitor the firm’s IARs and personnel to look for such items as:

➢	Unapproved custom reports or statements produced by IARs or support staff;

➢	Unapproved Outside Business Activities;

➢	Unapproved seminars or invitations sent to clients, or unapproved changes made to approved seminars or invitations;

➢	Calls or e-mails from clients with questions about unapproved products or offerings;

➢	Calls or e-mails from unapproved product sponsors (more than just the occasional contact to solicit business);

➢	“Abnormal” or “suspicious” activities by firm personnel (i.e., frequent “closed door” meetings or calls not involving client privacy).

Account Valuation and Billing

In computing the market value of any investment of a client’s account, each security listed on any national securities exchange or otherwise subject to current last-sale reporting shall be valued at the value reported on the statement that clients receive from the custodian. Such securities which are not traded nor subject to last-sale reporting shall be valued at the latest available bid price reflected by quotations furnished to Heritage Capital Advisors, LLC by such sources as it may deem appropriate.

The firm’s billing procedures are disclosed and updated in the Form ADV 2A and the client contracts.

Customer Complaint Policy

Definition

A customer complaint will be defined as any written or oral statement of a customer or any person acting on behalf of a customer alleging a grievance involving the activities of persons under the control of Heritage Capital Advisors, LLC in connection with providing investment advice or placing orders on behalf of customers.

Handling of complaints

The firm’s CCO shall be responsible for handling complaint reviews. Complaints should be immediately forwarded to the CCO for appropriate handling. No supervisory personnel should attempt to resolve a complaint without the involvement of the CCO.

CCO’s Compliance Requirements:

➢	Review complaints and the facts surrounding the complaints immediately as they are made by customers or reported by supervisory personnel;

➢	Communicate with customers via telephone, mail, face-to-face meetings, and/or email to resolve complaints and customer issues;

➢	Maintain a complaint log of complaints. The log will at a minimum contain the following information: customer’s name, date complaint received, type of complaint (oral versus written), brief description of complaint, date review started, supervisory personnel involved, date complaint resolved, and a brief description of the resolution;

➢	Maintain a complete complaint file. This file will contain each customer complaint, including, but not limited to: any letter, email, or document from a customer who has filed a complaint; any letter, email, or document from any agency regarding the complaint; any communication sent from Heritage Capital Advisors, LLC to any customer, agent, agency, or third party regarding each complaint; and documentation of how each complaint was resolved;

➢	Assure that complaints are settled or resolved and that no complaints are left “dangling” or incomplete. No complaint should be left unresolved and the date the complaint is “closed” should be noted on the complaint log and in the complaint file; and

➢	Examine the cause of the complaint and determine if changes are needed in policies and procedures or any disciplinary action is warranted to prevent future complaints; and Ensure that relevant disclosure forms and documents are updated, filed and delivered where and when appropriate.

Recordkeeping

Receipt of Funds or Securities

If Heritage Capital Advisors, LLC receives a check made payable to a third party (such as a custodian), Heritage Capital Advisors, LLC will make a copy of the check, record the receipt and delivery of the check, and will try to forward the check within 24 hours but always within three (3) business days. An appropriate “check log” (see Sample 6) will be maintained to document receipt and subsequent delivery of the check to the third party.

If Heritage Capital Advisors, LLC inadvertently receives client funds or securities (such as checks made payable to Heritage Capital Advisors, LLC for investment but not for payment of advisory fees), Heritage Capital Advisors, LLC will return to the client the funds or securities within three (3) business days with instructions for the client on where they should send or take the funds or securities.

Books and Records

The firm’s Chief Compliance Officer (CCO) is responsible for keeping the firm’s records.

Record Retention Requirements

The firm’s CCO shall ensure that all records are kept readily accessible for at least two years and kept at least five years either on-site or at alternative location.

Minimum Net Worth Computation

If required by the jurisdiction(s) in which it is registered, Heritage Capital Advisors, LLC shall prepare and maintain a balance sheet in conformity with GAAP each month. The balance sheet shall be dated as of the last day of the month and shall be prepared within ten (10) business days after the end of the month. Heritage Capital Advisors, LLC shall at all times maintain a net worth in compliance with the applicable requirements of the jurisdiction(s) in which it is registered. Should Heritage Capital Advisors, LLC fail to maintain a sufficient net worth, then it will provide notification of the deficient net worth to the applicable regulator by the close of business on the next business day, together with a balance sheet dated as of the date such deficiency occurred.

Adviser Representative Registration, Hiring, and Training

Firm Policy

The firm’s CCO shall be responsible for handling the hiring, registration if required, and training of IARs and unregistered employees. IARs that are independent contractors will be considered employees for purposes of this discussion.

A list of employees, both registered and unregistered will be maintained.

Hiring

The firm’s CCO will:

➢	Conduct background checks and due diligence to ensure new hires will not pose compliance or regulatory problems;

➢	Verify whether or not the activities of new hires will require registration as “IARs” in any jurisdiction;

➢	Verify whether or not the activities of new hires will require them to be considered access persons for compliance with personal securities transactions requirements;

➢	Review outside business activities of new hires; and

➢	Collect attestations from new hires that they have read and will abide by Heritage Capital Advisors, LLC’s Policies and Procedures Manual, Code of Ethics, Privacy Policy and any applicable corporate policies.

Registration

If the CCO determines that IAR registration is required, the following steps will be taken:

➢	Determine the submission requirements for registration, which may include depending on jurisdiction:

o	Reviewing the Form U4 and submitting it to the IARD system in order to request registration;

o	Submitting additional paperwork, such as fingerprints or affidavits.

➢	Create a Form ADV Part 2B Supplement; and

➢	Ensure the new hire does not engage in activity that would require registration until such time that the individual’s IAR registration is approved.

The CCO will continually monitor the activities of unregistered employees to ensure they do not engage in any activity that would require registration as an IAR.

Training

Ongoing training for unregistered employees and IARs may be provided by the CCO. Ongoing training may include but is not limited to topics relating to: Heritage Capital Advisors, LLC’s Policies and Procedures and Code of Ethics, privacy issues, services offered by the firm or general compliance topics.

At least annually, staff will be required to attend annual meetings and complete annual attestations. Topics from any annual meetings along with the annual attestations will be maintained.

Firm Registration

Heritage Capital Advisors, LLC is a registered investment adviser, registered pursuant to SEC regulations and as required by other jurisdictions.

Policy

It is the firm’s policy to maintain compliant registration status at all times. This may require additional state registrations in other appropriate jurisdictions as required.

Unless otherwise permitted, Heritage Capital Advisors, LLC will not conduct investment advisory activity in any jurisdiction unless the firm is first registered in that jurisdiction. While most jurisdictions will allow for a “de minimis” number of clients before requiring firm registration, some jurisdictions may require registration upon taking on the first client in that jurisdiction. Having a “place of business”, as defined by applicable regulatory statutes, in a state will require registration regardless of the number of clients in that jurisdiction.

It is the CCO’s responsibility to ensure that the firm is appropriately registered at all times.

Procedure

The firm’s CCO will:

➢	Monitor the state of residence of its clients to ensure the firm does not exceed the de minimis threshold for any jurisdiction;

➢	File updated applications to request additional state registrations when needed; and

➢	Complete the application process so as to ensure the firm becomes registered in the necessary jurisdictions.

Renewal

The firm’s CCO will ensure that:

➢	The firm’s annual renewal fees are timely paid through the IARD system every calendar year as required;

➢	The firm files its Form ADV Annual Amendment within 90 days of its fiscal year end; and

➢	The firm provides any additional paperwork or other information required on an annual basis in connection with the firm’s annual renewal filings.

Other-than-Annual Amendments

The firm’s CCO will ensure that the firm files material changes to its Form ADV and any Form U4 documents promptly, usually within 30 days if the following occurs:

➢	Information in Items 1, 3, 9 (except 9A(2), 9B(2), 9E, and 9F), or 11 of Part 1A, or Items 1, 2A through 2F, or 2I of Part 1B, becomes inaccurate in any way;

➢	Information in Items 4, 8, or 10 of Part 1A, or Item 2G of Part 1B, becomes materially inaccurate; or

➢	Information provided in the firm’s disclosure brochure becomes materially inaccurate.

Some material changes will require delivering an updated ADV 2A (including the 2A Appendix 1) or 2B (or both) to clients prior to the annual amendment period. The firm must deliver an updated ADV 2A or 2B to its clients promptly after an update to a response in Item 9 of Part 2A or Item 3 of Part 2B, along with a statement describing the material facts relating to the change. These items require disclosure of legal or disciplinary events that are material to a client’s or prospective client’s evaluation of the advisory business or integrity of the firm’s management or of a supervised person.

Other Regulatory Filings

Some firms may be required to make additional filings pursuant to the Securities Exchange Act of 1934.

Firm Policy

It is the firm’s policy to make the necessary filings. It is the CCO’s responsibility to be familiar with the various filings and to ensure that the firm has made the appropriate filings in a timely manner.

Specific Filings

Some of these filings with a brief description include:

➢	Section 13(d) – Requires a Schedule 13D to be filed by the beneficial owner of more than five (5) percent of a publicly traded equity security (Section 12). It is important to understand the broad definition of “beneficial owner” and the timing of the report, which has to be filed within 10 days of the purchase;

➢	Section 13(f) – Requires advisers to file a Form 13F if they exercise investment discretion with respect to $100 million or more in certain identified 13F securities. Form 13F usually has to be filed within 45 days of the end of the quarter;

➢	Section 13(g) – Requires a filing similar to a Schedule 13D, but with less information. May be allowed if the investor is strictly a passive investor and does not intend to exert control;

➢	Section 13(h) – Requires an adviser that is defined as a “large trader” to file its first Form 13H within 10 days of meeting the threshold. Large traders are also required to amend Form 13H annually within 45 days of the end of the year and make quarterly update filings. A large trader is a person or entity whose trades exceed either (i) two million shares or $20 million in a day or (ii) 20 million shares or $200 million during any calendar month;

➢	Section 16 – Requires directors, officers, and shareholders of more than ten (10) percent of a publicly traded company to file various reports based on activity, specifically: Forms 3, 4 and 5.

If the CCO at any time determines that the firm needs to make one of these regulatory filings, it may be helpful at that time to consult with a qualified attorney or third party to help with the filing.

Solicitors

It is Heritage Capital Advisors, LLC’s policy to not compensate any person directly or indirectly for referrals of prospects that may become clients.

Trading

Heritage Capital Advisors, LLC uses the electronic order entry system provided by its custodian or another third party to enter trading activity and transactions. If electronic means are not available, Heritage Capital Advisors, LLC may place orders by fax or telephone, in which case order tickets will be maintained. If Heritage Capital Advisors, LLC uses multiple custodians the order entry priority will be alternated between custodians so that clients will not be disadvantaged on an ongoing basis.

Directed Brokerage

Heritage Capital Advisors, LLC does not allow its clients to direct brokerage. Heritage Capital Advisors, LLC recommends one or more custodians or broker-dealers to effect securities transactions for its clients. The custodians or broker-dealers were chosen based on Heritage Capital Advisors, LLC’s fiduciary responsibilities to provide best execution.

Soft Dollar Arrangements Statement

Firm Statement

Heritage Capital Advisors, LLC employs soft dollar arrangements. Those arrangements are as follows:

TD Ameritrade Institutional, a division of TD Ameritrade, Inc. Member FINRA/SIPC

None

Type of Arrangement	Employed?
Research	Yes
Trade analytics	No
Market data	No
Financial data	No
Economic data	No
Brokerage services	No
Mixed use items	No

Definitions:

Research: advice, analyses and reports that reflect expressions of reasoning or knowledge. This may include traditional research reports, discussions with research analysts, meetings with corporate executives to obtain oral reports, financial newsletters and/or trade journals that are not mass marketed;

Trade analytics: quantitative analytical software, order management systems, and software providing analysis that depends on market information to generate research including optimal execution venues and trading strategies;

Market data: advice from broker-dealers on order execution, trading strategies, market color, availability of buyers and sellers (including software that provides this information);

Brokerage Services: relating to the execution of securities transactions that occur between the time an order is transmitted to a broker-dealer and the end of the clearance and settlement of the transaction, such as: execution clearing and settlement services, post-trade matching of trade information, exchange of messages among broker-dealers, custodians and institutions related to the trade, routing settlement instructions to custodian banks and clearing agents, electronic confirmation and affirmation of institutional trades, short term custody, communication services related to the execution, clearing and settlement of securities transactions that involve dedicated lines, trading software to route orders, algorithmic trading software, and software to transmit orders to direct market access systems;

Mixed use items: portfolio performance evaluation products, proxy voting services and Order Management Systems (OMS).

Compliance Requirements

Heritage Capital Advisors, LLC’s CCO is responsible for the following:

➢	Ensuring that this statement is followed, and if any soft dollar arrangements not listed here are created, that the statement as well as the firm’s ADV Form 2A are promptly updated to properly reflect this;

➢	Monitoring soft dollar arrangements to ensure they fall within the scope of SEC requirements;

➢	Making sure that the firm receives an annual soft dollar statement from any broker- dealer with which the firm has a soft dollar arrangement;

➢	Keeping statements of any products and/or services received for soft dollars;

➢	Ensuring the best execution of securities transactions when they arrange for or execute trades on behalf of clients and customers; and

➢	Maintaining adequate books and records concerning allocation of mixed use items.

Review Process

Reviews of the firm’s soft dollar arrangements are conducted by the CCO on an annual basis at a minimum. Interim reviews may be conducted in response to changes in the firm’s soft dollar arrangements.

Block Trading

Heritage Capital Advisors, LLC is not involved in aggregating client orders (block trading).

Trade Errors

A trade error occurs when there is a deviation from the general trading practices involving transactions and settlements of trades for a client’s account. Part of Heritage Capital Advisors, LLC’s fiduciary obligation is to identify and correct these errors as soon as discovered.

In general, the following may be viewed as trade errors:

➢	An incorrect type of transaction (e.g., buy, sell, limit, market);

➢	A purchase or sale of the wrong security or the wrong amount;

➢	A trade taking place in an incorrect account number;

➢	An inaccurately allocated block trade;

➢	The purchase or sale of securities in violation of the client’s investment profile or guidelines; and

➢	The purchase or sale of securities for non-discretionary clients prior to or without receiving client consent, or without proper documented authorization.

The following types of errors will not be deemed a trade error:

➢	An incorrect trade that was caught prior to settlement thereby not having a negative impact on the client;

➢	A trade that was improperly documented;

➢	The rewriting of a ticket that describes or corrects an improperly executed transaction;

➢	An error made by an unaffiliated third party (broker-dealer, custodian, etc.). However, Heritage Capital Advisors, LLC is responsible for reviewing these trades and ensuring that third party errors are favorably resolved; and

➢	A good faith transaction for the client, based on Heritage Capital Advisors, LLC’s evaluation and assessment, which may not be in line with client’s objective.

Trade errors must be brought to the CCO in a timely manner once discovered. The CCO should document when the trade error occurred and whether Heritage Capital Advisors, LLC is responsible. If responsible, Heritage Capital Advisors, LLC will look to correct the error immediately, on the same day if possible, following fiduciary standards and acting in the client’s best interest. If a third party is responsible, Heritage Capital Advisors, LLC will oversee the resolution. Any loss will be reimbursed to the client for the full amount of the loss, including the reimbursement of transaction fees, in the form of a statement credit or check written by Heritage Capital Advisors, LLC, if the custodian or broker-dealer does not cover it under the de minimis. Heritage Capital Advisors, LLC may also contact its E&O carrier if needed.

If there is a profit resulting from the error:

➢	Heritage Capital Advisors, LLC may elect to allow the client to retain the profit.

Payments made to clients will be properly documented. Heritage Capital Advisors, LLC will maintain a trade error file for a period of at least five years.

Trading Practices

Broker Selection

The following steps will be taken when selecting broker-dealers to execute client trades:

➢	The CCO will create a list of broker-dealers approved to execute client trades. This list will set forth guidelines for the percentage of trades the firm will allocate to particular broker-dealers and other execution facilities;

➢	Periodically the CCO will review this list and compare it with actual allocations made over the past quarter or some other period;

➢	If significant deviations should occur, the CCO will investigate such deviations and the Company should consider revising the list;

➢	The CCO will periodically and systematically monitor and evaluate the execution and performance capabilities of the broker-dealers Heritage Capital Advisors, LLC uses. Monitoring methods will include, among other things, encouraging traders to obtain multiple price quotations for a trade from multiple sources and indicate them on the trade ticket, reviews of trade tickets, confirmations and other documentation incidental to trades, and periodic meetings to solicit and review input from Heritage Capital Advisors, LLC’s traders, portfolio managers and others;

➢	From time-to-time, quantitative performance data about broker-dealers will be acquired from the broker-dealers or third party evaluation services to assist the review process;

➢	The CCO will request periodically and review some or all of each broker-dealer(s) reports on order execution (SEC Rule 11Ac1-5) and order routing (SEC Rule 11Ac1-6) to ascertain whether the executing broker-dealer is routing client trades to market centers that execute orders at prices equal to or superior to those available at other market centers. Evidence of such reviews shall be appropriately documented.

Best Execution

Under applicable law, Heritage Capital Advisors, LLC owes a fiduciary duty to clients to obtain best execution of their brokerage transactions. Heritage Capital Advisors, LLC also has a fiduciary duty to its clients to achieve best execution when it places trades with broker-dealers. Failure by Heritage Capital Advisors, LLC to fulfill its duty to clients to obtain best execution may have significant regulatory consequences. Heritage Capital Advisors, LLC policies are modeled after the guidelines articulated by the regulators; specifically, it believes that, to a significant degree, best execution is a qualitative concept. In deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In making this determination, Heritage Capital Advisors, LLC’s policy is to consider the full range of the broker’s services, including without limitation the value of research provided, execution capabilities, commission rate, financial responsibility, administrative resources and responsiveness. Heritage Capital Advisors, LLC periodically and systematically, but no less than annually, will evaluate the quality of brokerage services provided by broker-dealers executing its transactions.

Factors that will be considered will include:

➢	Quality of overall execution services provided by the broker-dealer;

➢	Promptness of execution;

➢	Liquidity of the market for the security in question;

➢	Provision of dedicated telephone lines;

➢	Creditworthiness., business reputation and reliability of the broker-dealer;

➢	Research (if any) provided by the broker-dealer;

➢	Promptness and accuracy of oral, hard copy or electronic reports of execution and confirmation statements;

➢	Ability and willingness to correct trade errors;

➢	Ability to access various market centers, including the market where the security trades;

➢	The broker-dealer’s facilities, including any software or hardware provided to the adviser;

➢	Any specialized expertise the broker-dealer may have in executing trades for the particular type of security;

➢	Commission rates;

➢	Access to a specific IPO or IPOs generally.

Anti-Insider Trading Policy

Background

An investment adviser should establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, non-public information by such investment adviser or any person associated with such investment adviser.

Compliance Requirements

The CCO is responsible for:

➢	Ensuring employees and associated persons sign a statement acknowledging and agreeing to abide by the firm’s prohibition on insider trading;

➢	Maintaining a list for each access person listing securities owned (“Holdings report” – see Sample 8);

➢	Maintaining copies of transaction confirmations or monthly or quarterly securities account statement summaries from each of these persons. See Sample 9 for a sample Transactions report;

➢	Reviewing these confirmations and statements for inappropriate transactions and reporting them to CCO for action;

➢	Maintaining records of CCO reviews and results.

The employee acknowledgement statement and Holdings report should be provided to the CCO on the date of association and annually thereafter. Other record-keeping requirements should be done on a quarterly basis, no more than 10 days after the end of the calendar quarter. Reviews of this policy are to be conducted by the CCO on an annual basis at a minimum.

Material Interest of the Adviser and Personal Trading Activities of Supervised Person

Material Interest

Heritage Capital Advisors, LLC will not recommend to clients, or buy or sell for client accounts, securities in which the firm or a related person has a material financial interest. (Examples of a material financial interest would include: acting as a principal, general partner of a partnership/fund where clients are solicited to invest, or acting as an investment adviser to an investment company that the firm recommends to clients.)

Investing Personal Money in the Same Securities as Clients

From time to time, representatives of Heritage Capital Advisors, LLC may buy or sell securities for themselves that they also recommend to clients. The CCO will always document any transactions that could be construed as conflicts of interest and Heritage Capital Advisors, LLC will always transact client business before its own when similar securities are being bought or sold.

Remote Office Supervision

Definition

For the purpose of this section, a remote office is an office location from which the RIA conducts advisory business regardless of distance from the adviser’s main office (the location where the CCO is located and the majority of supervisory activities is conducted), that is not visited at least monthly by the adviser’s CCO.

Firm Policy

Heritage Capital Advisors, LLC understands that the remote office locations present their own unique compliance challenges and has implemented the following additional “remote office” compliance policies and procedures:

➢	Remote office personnel are required to submit new client account applications and applicable paperwork to the adviser’s CCO for review and submission to the custodian or other appropriate entity;

➢	Remote offices are required to submit advertising and correspondence material for approval prior to using or sending these items to their clients. This requirement includes items such as, but not limited to: letterhead, business cards, seminars, websites, flyers, brochures, slide presentations, radio and print advertising;

➢	Remote offices are required to submit for approval any d/b/a name used by any person or firm located at the office;

➢	Since e-mails are considered correspondence, remote office IARs are required to use a pre-approved e-mail address monitored by the firm’s CCO;

➢	Remote offices are required to immediately report customer complaints – both verbal and written – to the CCO. This notification will be followed by further communication including a detailed explanation of the matter from the involved representative;

➢	Since the adviser’s main office is required to maintain books and records for the firm, remote offices are required to submit copies of “hard copy” items to the main office in a timely manner. An example of a hard copy item would include any client applications or other client paperwork done on paper rather than electronically. Most hard copy items should be scanned and submitted via e-mail attachment or via file upload whenever possible;

➢	IARs and supervised personnel are required to sign annual attestation statements acknowledging that they have read, understood, and agreed to abide by the policies, procedures, and ethical business standards of Heritage Capital Advisors, LLC; additionally, remote office supervised personnel may be required to sign a more robust statement with additional items unique to remote office locations;

➢	Heritage Capital Advisors, LLC conducts periodic reviews of remote office client files (maintained by the adviser’s main office) to verify that they are complete and that portfolio holdings are suitable and appropriate for the investment profile information in the client files. This review may be done additionally, concurrently, or separately from the client file review done at the adviser’s main office;

➢	Heritage Capital Advisors, LLC and remote office personnel agree to in-office reviews, both announced and un-announced, on a periodic basis and no less often than annually that will be dictated by Heritage Capital Advisors, LLC’s CCO and based on the remote office’s activity level, business model, or other items. These reviews will be conducted by Heritage Capital Advisors, LLC’s CCO.

Business Continuity Plan

Background

While it is recognized it is not possible to create a plan to handle every possible eventuality, it is the intent of Heritage Capital Advisors, LLC to set up a framework to be used in the most likely of scenarios. It is also the intent that this framework provide guidance as to how to respond should an unforeseen situation occur.

Heritage Capital Advisors, LLC believes that an adviser’s fiduciary obligation to its clients includes the obligation to take steps to protect the clients’ interests from being placed at risk as a result of Heritage Capital Advisors, LLC’s inability to provide advisory services after, for example, a natural disaster or, in the case of some smaller firms, the death of the owner or key personnel. The clients of an adviser that is engaged in the active management of their assets would ordinarily be placed at risk if the adviser ceased operations.

Business Description

Heritage Capital Advisors, LLC conducts business in equity, fixed income, and other securities; it does not hold customer funds or securities. Transactions are sent to Heritage Capital Advisors, LLC’s brokerage firm, which executes its orders, compares them, allocates them, clears and settles them. Heritage Capital Advisors, LLC’s custodian maintains its clients’ accounts, grants clients access to them, and delivers funds and securities.

Emergency Information

Firm Contact Persons

Heritage Capital Advisors, LLC’s one emergency contact persons are:

Contact Name	Phone	Email	Relationship
David Moenning	303-670-9761		CEO, CCO

Service Provider	Company Name	Contact Name	Phone	Email
Accountant			---_---_----

Alternative firm contact in case of	David Moenning 303-670-9761
death of Key Personnel

This information will be updated in the event of a material change, and Heritage Capital Advisors, LLC’s CCO will review the plan on an annual basis.

Firm Policy

Heritage Capital Advisors, LLC’s policy is to respond to a Significant Business Disruption (SBD) by safeguarding employees’ lives and firm property, making a financial and operational assessment, quickly recovering and resuming operations, protecting the firm’s books and records, and allowing its clients to transact business.

In the event that Heritage Capital Advisors, LLC determines it is unable to continue its business, it will assure clients prompt access to their funds and securities.

Significant Business Disruptions (SBDs)

Heritage Capital Advisors, LLC’s plan anticipates two kinds of SBDs, internal and external. Internal SBDs affect only Heritage Capital Advisors, LLC’s ability to communicate and do business, such as a fire in its building or the death of a key member of the firm. External SBDs prevent the operation of the securities markets or a number of firms, such as a terrorist attack, a city flood, or a wide-scale, regional disruption.

Heritage Capital Advisors, LLC’s response to an external SBD relies more heavily on other organizations and systems, such as the brokerage firm(s) and Internet Service Providers it uses.

Approval and Execution Authority

The CCO is responsible for approving the plan and for conducting the required annual review. The CCO has the authority to execute this BCP.

Plan Location and Access

Heritage Capital Advisors, LLC maintains copies of its BCP and annual reviews, and all changes that have been made. A physical copy of the BCP is stored with the company’s Written Policies and Procedures Manual, which is kept in the following location: In Managing Partner’s office.

Each employee is given a copy of the plan and notified of the location/file within Heritage Capital Advisors, LLC’s electronic systems to which employees have access. Physical copies need to be returned upon termination of employment with the firm.

Heritage Capital Advisors, LLC’s Custodian and Brokerage Firm Contacts

TD Ameritrade Institutional, a division of TD Ameritrade, Inc. Member FINRA/SIPC
200 S 108th Ave

Omaha, NE 68154-263

(800) 934-6124

Office Locations

Heritage Capital Advisors, LLC’s primary office address and phone number are:

19263 W 85th Bluff
Arvada, CO 80007

(303)670-9761

Heritage Capital Advisors, LLC engages in client servicing, order taking and entry at these locations.

Alternative Physical Location(s) of Employees

In the event of an SBD that makes it impossible or impractical to use any or all of the company offices, Heritage Capital Advisors, LLC will move its staff from affected offices to the closest of its unaffected office locations.

If none of Heritage Capital Advisors, LLC’s other office locations is available, it will move the firm operations to:

Clients’ Access to Funds and Securities

Heritage Capital Advisors, LLC does not maintain custody of clients’ funds or securities, which are maintained at its brokerage firm. In the event of an internal or external SBD, if telephone service and internet service are available, Heritage Capital Advisors, LLC’s investment adviser representatives (IARs) will take customers’ orders or instructions from its alternative locations, phone numbers, websites or alternative email addresses and contact its brokerage firm on their behalf.

Data Back-Up and Recovery (Hard Copy and Electronic)

Heritage Capital Advisors, LLC maintains its primary hard copy books and records and its electronic records at its primary office.

The firm’s CCO is responsible for the maintenance of these books and records. Heritage Capital Advisors, LLC maintains the following document types and forms that are not transmitted to its brokerage firm: Investment Policy Statements, Client Contracts and other related documents.

The firm backs up its electronic records weekly by online digital backup and keeps a copy at Dropbox.

In the event of an internal or external SBD that causes the loss of its paper records, Heritage Capital Advisors, LLC will physically recover them from its back-up site(s). If its primary site is inoperable, Heritage Capital Advisors, LLC will continue operations from its back-up site or an alternate location. For the loss of electronic records, it will either physically recover the storage media or electronically recover data from its back-up site(s). If its primary site is inoperable, Heritage Capital Advisors, LLC will continue operations from its back-up site or an alternate location. Heritage Capital Advisors, LLC obtains the Business Continuity Plans of its electronic storage partners for access to its records in case of a regional event.

Operational Assessments

Operational Risk

In the event of an SBD, Heritage Capital Advisors, LLC will immediately identify what means will permit it to communicate with its clients, employees, critical business constituents, and regulators. Although the effects of an SBD will determine the means of alternative communication, the communications options Heritage Capital Advisors, LLC will employ will include its website, telephone voice mail, secure e-mail, etc. In addition, Heritage Capital Advisors, LLC will retrieve its key activity records as described in the section above, Data Back- Up and Recovery (Hard Copy and Electronic). Employees will establish contact with the firm’s Emergency Contacts and communicate key firm directives as they apply to operating the business whether it be from a new location, each employee’s residence or an alternative regional location with access to a different power grid from the principal office.

Mission Critical Systems

Heritage Capital Advisors, LLC’s “mission critical systems” are those that ensure client communication, access to client accounts and trading systems. More specifically, these systems include the office computer systems.

Heritage Capital Advisors, LLC has primary responsibility for establishing and maintaining its business relationships with its clients. Heritage Capital Advisors, LLC’s brokerage firm/custodian provides the execution, comparison, allocation, clearance and settlement of securities transactions as well as the maintenance of customer accounts, access to customer accounts, and the delivery of funds and securities.

Heritage Capital Advisors, LLC’s brokerage firm/custodian contract provides that the brokerage firm/custodian will maintain a business continuity plan and the capacity to execute that plan.

Heritage Capital Advisors, LLC’s brokerage firm/custodian represents that it backs up Heritage Capital Advisors, LLC’s records at a remote site. Heritage Capital Advisors, LLC’s brokerage firm/custodian represents that it operates a back-up operating facility in a geographically separate area with the capability to conduct the same volume of business as its primary site. It has also confirmed the effectiveness of its back-up arrangements to recover from a wide scale disruption by testing.

Recovery-time objectives provide concrete goals to plan for and test against. They are not, however, hard and fast deadlines that must be met in every emergency situation, and various external factors surrounding a disruption, such as time of day, scope of disruption, and status of critical infrastructure—particularly telecommunications—can affect actual recovery times. Recovery refers to the restoration of clearing and settlement activities after a wide-scale disruption; resumption refers to the capacity to accept and process new transactions and payments after a wide-scale disruption.

TD Ameritrade Institutional, a division of TD Ameritrade, Inc. Member FINRA/SIPC has the following SBD recovery time objectives: e.g. 4 hours for critical, core trading functions and e.g. 4 hours for critical, non-core trading functions.

The Firm’s Mission Critical Systems

Trading

Heritage Capital Advisors, LLC uses the electronic order entry system provided by its custodian or another third party to enter trading activity and transactions. If electronic means are not available, Heritage Capital Advisors, LLC may place orders by fax or telephone, in which case order tickets will still be maintained.

In the event of an internal SBD, Heritage Capital Advisors, LLC will enter and send records to its brokerage firm by the fastest alternative means available. In the event of an external SBD, Heritage Capital Advisors, LLC will maintain the order in electronic or paper format, and deliver the order to the brokerage firm by the fastest means available when it resumes operations. In addition, during an internal SBD, Heritage Capital Advisors, LLC may need to refer its clients to deal directly with its brokerage firm for order entry.

Client Account Information

Heritage Capital Advisors, LLC currently accesses client account information via its brokerage firm’s website. In the event of an internal SBD, Heritage Capital Advisors, LLC would access client information via fax correspondence, alternate phone systems, etc. Heritage Capital Advisors, LLC may relocate to its alternative business location(s) if access to the brokerage firm website can be accomplished.

Alternate Communications with Clients, Employees, and Regulators

Clients

Heritage Capital Advisors, LLC now communicates with its clients using the telephone, e-mail, its Website, fax, U.S. mail, and in person visits at Heritage Capital Advisors, LLC’s or at the other’s location. In the event of an SBD, Heritage Capital Advisors, LLC will assess which means of communication are still available to it, and use the means closest in speed and form (written or oral) to the means that it has used in the past to communicate with the other party. For example, if Heritage Capital Advisors, LLC has communicated with a party by e-mail but the Internet is unavailable, Heritage Capital Advisors, LLC will call the party on the telephone and follow up and where a record is needed with paper copy in the U.S. mail. In the event of an anticipated significant regional business disruption, Heritage Capital Advisors, LLC will communicate to its clients in advance how to establish contact with it and its personnel or brokerage and custodian prior to the disruptive event occurrence.

Employees

Heritage Capital Advisors, LLC now communicates with its employees using the telephone, e- mail, and in person. In the event of an SBD, Heritage Capital Advisors, LLC will assess which means of communication are still available to it, and use the means closest in speed and form (written or oral) to the means that it has used in the past to communicate with the other party. In the event of key employees being unable to perform their job functions, immediately and for any time period afterwards, Heritage Capital Advisors, LLC will delegate, if possible, those key functions to other employees.

Regulators

Heritage Capital Advisors, LLC communicates with its regulators using the telephone, e-mail, fax, U.S. mail, and in person. In the event of an SBD, Heritage Capital Advisors, LLC will assess which means of communication are still available to it, and use the means closest in speed and form (written or oral) to the means that it has used in the past to communicate with the other party.

Regulatory Reporting

Heritage Capital Advisors, LLC is subject to regulation by the SEC and other jurisdictions as applicable. Heritage Capital Advisors, LLC now files reports with its regulators using the IARD/CRD System. In the event of an SBD, Heritage Capital Advisors, LLC will check with the SEC and other jurisdictions as applicable to determine which means of filing are still available to it, and use the means closest in speed and form (written or oral) to its previous filing method. In the event that Heritage Capital Advisors, LLC cannot contact its regulators, it will continue to file required reports using the communication means available to it and forward those reports at the earliest opportunity.

Regulatory Contact:

Death of Key Personnel

The following personnel are identified as “Key Personnel” without which it would be difficult or impossible to continue operating the firm and/or properly service clients:

David Moenning	CEO, CCO

If some event made it impossible for any person listed above able to continue to service the firm, Heritage Capital Advisors, LLC would implement the following succession plan:

Do not have one in place.

In case of death of any key personnel, the following will assume the responsibility to make contact with the clients of the firm in the most efficient manner possible and as soon as possible to allow clients to access their accounts. If a business succession plan is to be implemented, clients will be contacted to obtain consent prior to any assignment of their advisory management contracts with this firm to a successor firm.

David Moenning	Oversees the day-to-day activities of the company

Updates and Annual Review

Heritage Capital Advisors, LLC will update this plan whenever it has a material change to its operations, structure, business or location or to those of its brokerage firm. In addition, Heritage Capital Advisors, LLC will review this BCP annually, to modify it for any changes in its operations, structure, business, or location or those of its brokerage firm.

Approval & Signature

Supervisor Approval

Approve the firm’s Business Continuity Plan (BCP) program by signing below.

I have approved this Business Continuity Plan as reasonably designed to enable Heritage Capital Advisors, LLC to meet its obligations to clients in the event of a Significant Business Disruption.

Signed:

Officer Name and Title:	David Moenning

Supervisor Signature	Date

Code of Ethics Statement

Background

In accordance with State regulations, Heritage Capital Advisors, LLC (“Heritage Capital Advisors, LLC”) has adopted a code of ethics to:

➢	Set forth standards of conduct expected of all supervised persons (including compliance with federal securities laws);

➢	Safeguard material non-public information about client transactions; and

➢	Require “access persons” to report their personal securities transactions. In addition, the activities of an investment adviser and its personnel must comply with the broad antifraud provisions of Section 206 of the Advisers Act.

Introduction

As an investment advisory firm, Heritage Capital Advisors, LLC has an overarching fiduciary duty to its clients. They deserve its undivided loyalty and effort, and their interests come first. Heritage Capital Advisors, LLC has an obligation to uphold that fiduciary duty and see that its personnel do not take inappropriate advantage of their positions and the access to information that comes with their positions.

Heritage Capital Advisors, LLC holds its supervised persons accountable for adhering to and advocating the following general standards to the best of their knowledge and ability:

➢	Always place the interest of the clients first and never benefit at the expense of advisory clients;

➢	Always act in an honest and ethical manner, including in connection with the handling and avoidance of actual or potential conflicts of interest between personal and professional relationships;

➢	Always maintain the confidentiality of information concerning the identity of security holdings and financial circumstances of clients;

➢	Fully comply with applicable laws, rules and regulations of federal, state and local governments and other applicable regulatory agencies; and

➢	Proactively promote ethical and honest behavior with Heritage Capital Advisors, LLC including, without limitation, the prompt reporting of violations of, and being accountable for adherence to, this Code of Ethics.

Failure to comply with Heritage Capital Advisors, LLC’s Code of Ethics may result in disciplinary action, up to and including termination of employment.

Definitions

“Access Person” includes any supervised person who has access to non-public information regarding any client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any client account or any fund the adviser or its control affiliates manage, or is involved in making securities recommendations to clients, or has access to such recommendations that are non-public. All of the firm’s directors, officers, and partners are presumed to be access persons.

“Advisers Act” means Investment Advisers Act of 1940.

“Adviser” means Heritage Capital Advisors, LLC.

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934: a direct or indirect “pecuniary interest” that is held or shared by a person directly or indirectly in a security, through any contract, arrangement, understanding, relationship or otherwise, which offers the opportunity to directly or indirectly profit or share in any profit from a transaction. An access person is presumed to have beneficial ownership of any family member’s account.

“CCO” means Chief Compliance Officer per rule 206(4)-7 of the Investment Advisers Act of 1940.

For the purposes of this Code of Ethics, a “Conflict of Interest” will be deemed to be present when an individual’s private interest interferes in any way, or even appears to interfere, with the interests of the adviser as a whole.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

“Investment personnel” means any employee of the adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for clients.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

“Reportable security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, except:

➢	Direct obligations of the Government of the United States;

➢	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

➢	Shares issued by money market funds;

➢	Shares issued by open-end funds other than reportable funds;

➢	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

“Supervised Persons” means directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions); employees of the adviser; and any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control.

Compliance Procedures

Compliance with Laws and Regulations

Supervised persons of Heritage Capital Advisors, LLC must comply with applicable state and federal securities laws. Specifically, supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

➢	To defraud such client in any manner;

➢	To mislead such client, including making any statement that omits material facts;

➢	To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;

➢	To engage in any manipulative practice with respect to such client;

➢	To engage in any manipulative practice with respect to securities, including price manipulation.

Prohibited Purchases and Sales

Insider Trading

Illegal insider trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information about the security. The SEC defines information as material if “there is a substantial likelihood that a reasonable shareholder would consider it important in making an investment decision.” Information is non-public if it has not been disseminated in a manner making it available to investors generally.

Heritage Capital Advisors, LLC strictly prohibits trading personally or on the behalf of others, directly or indirectly, based on the use of material, non-public or confidential information. Heritage Capital Advisors, LLC additionally prohibits the communicating of material non-

public information to others in violation of the law. Employees who are aware of the misuse of material non-public information should report such to the Chief Compliance Officer (CCO). This policy applies to all of Heritage Capital Advisors, LLC’s employees and associated persons without exception.

Please note that it is the SEC’s position that the term “material non-public information” relates not only to issuers but also to the adviser’s securities recommendations and client securities holdings and transactions.

Initial Public Offerings (IPOs)

No access person or other employee may acquire, directly or indirectly, beneficial ownership in any securities in an Initial Public Offering.

Limited or Private Offerings

No access person or other employee may acquire, directly or indirectly, beneficial ownership in any securities in a Limited or Private Offering without first obtaining the prior approval of the CCO. Investment personnel are required to disclose such investment to any client considering an investment in the issuer of such Limited or Private Offering.

Miscellaneous Restrictions

Blackout Periods

From time to time, representatives of Heritage Capital Advisors, LLC may buy or sell securities for themselves at or around the same time as clients. This may provide an opportunity for representatives of Heritage Capital Advisors, LLC to buy or sell securities before or after recommending securities to clients resulting in representatives profiting off the recommendations they provide to clients. Such transactions may create a conflict of interest. When similar securities are being bought or sold, Heritage Capital Advisors, LLC employees will either transact clients’ transactions before their own or will transact alongside clients’ transactions in block or bunch trades.

Margin Accounts

Investment personnel are prohibited from purchasing securities on margin.

Option Transactions

Investment personnel are prohibited from purchasing options.

Short Sales

Investment personnel are prohibited from selling any security short, in their own accounts, that is owned by any client of the firm, except for short sales “against the box”.

Short-Term Trading

Securities held in client accounts may not be purchased and sold, or sold and repurchased, within 30 calendar days by investment personnel.

Prohibited Activities

Conflicts of Interest

Heritage Capital Advisors, LLC has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. A conflict of interest may arise if a person’s personal interest interferes, or appears to interfere, with the interests of Heritage Capital Advisors, LLC or its clients. A conflict of interest can arise whenever a person takes action or has an interest that makes it difficult for him or her to perform his or her duties and responsibilities for Heritage Capital Advisors, LLC honestly, objectively and effectively.

While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, listed below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:

➢	Access persons may not favor the interest of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons). This kind of favoritism would constitute a breach of fiduciary duty;

➢	Access persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

Access persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Political and Charitable Contributions

Supervised persons that may make political contributions, in cash or services, must report each such contribution to the CCO who will compile and report thereon as required under relevant regulations. Supervised persons are prohibited from considering the adviser’s current or anticipated business relationships as a factor in soliciting political or charitable donations.

Gifts and Entertainment

Supervised persons shall not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, supervised persons shall not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

No supervised person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser without written pre- approval by the CCO. No supervised person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without written pre-approval by the CCO. The annual receipt of gifts from the same source valued at $100 or less shall be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also shall be considered to be of de minimis value if the person or entity providing the entertainment is present.

All gifts, given and received, will be recorded in a log (see Sample 7).

No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.

Bribes and kickbacks are criminal acts, strictly prohibited by law. Supervised persons must not offer, give, solicit or receive any form of bribe or kickback.

Service on Board of Directors

Supervised persons shall not serve on the board of directors of publicly traded companies absent prior authorization by the CCO. Any such approval may only be made if it is determined that such board service will be consistent with the interests of the clients and of Heritage Capital Advisors, LLC, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. A director of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director.

Confidentiality

Supervised persons shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information, except when they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage. Supervised persons must keep information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the firm.

Pre-Clearance

For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:

➢	Pre-clearance requests must be submitted by the requesting supervised person to the CCO in writing. The request must describe in detail what is being requested and any relevant information about the proposed activity;

➢	The CCO will respond in writing to the request as quickly as is practical, either giving an approval or declination of the request, or requesting additional information for clarification;

➢	Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO on the written authorization response;

➢	Records of pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring the Code of Ethics is followed.

Personal Securities Reporting and Monitoring

Holdings Reports (see Sample 8)

Every access person shall, no later than ten (10) days after the person becomes an access person and annually thereafter, file a holdings report containing the following information:

➢	The title, exchange ticker symbol or CUSIP number (when available), type of security, number of shares and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership when the person becomes an access person;

➢	The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person;

➢	The date that the report was submitted by the access person.

Transaction Reports (see Sample 9)

Every access person shall, no later than thirty (30) days after the end of calendar quarter, file transaction reports containing the following information:

➢	For each transaction involving a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial interest, the access person must provide the date of the transaction, the title, exchange ticker symbol or CUSIP number (when available), type of security, the interest rate and maturity date (if applicable), number of shares and principal amount of each involved in the transaction;

➢	The nature of the transaction (e.g., purchase, sale);

➢	The price of the security at which the transaction was effected;

➢	The name of any broker, dealer or bank with or through the transaction was effected;

➢	The date that the report was submitted by the access person.

Access persons may use duplicate brokerage confirmations and account statements in lieu of submitting quarterly transaction reports, provided that the required information is contained in those confirmations and statements.

Report Confidentiality

Holdings and transaction reports will be held strictly confidential, except to the extent necessary to implement and enforce the provisions of the code or to comply with requests for information from government agencies.

Exceptions to Reporting Requirements

Access persons do not need to submit:

➢	Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;

➢	A transaction report with respect to transactions effected pursuant to an automatic investment plan;

➢	A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long as it receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

Review of Personal Securities

Heritage Capital Advisors, LLC is required by the Advisers Act and applicable state law to review access persons’ initial Holdings report and to do so annually thereafter. Transactions reports are reviewed at least quarterly. The CCO is responsible for reviewing these transactions and holdings reports. The CCO’s personal securities transactions and reports shall be reviewed by designated firm personnel (see Exhibit 1).

Access persons are subject to the reporting requirements detailed above for personal accounts and all accounts in which they have any beneficial ownership in any reportable securities. For clarification, these terms are defined in this Code.

Small Advisers

If at any time Heritage Capital Advisors, LLC only has one access person, the person will not be required to submit reports but will maintain records of all holdings and transactions. It is assumed that all trades by the sole access person are reviewed as the trades are entered.

Certification of Compliance

Initial Certification

The firm is required to provide supervised persons with a copy of this Code. Supervised persons are to certify in writing via a Heritage Capital Advisors, LLC attestation statement (see Sample 1) that they have: (a) received a copy of this Code; (b) read and understand all provisions of this Code; and (c) agreed to comply with the terms of this Code.

Acknowledgement of Amendments

The firm must provide supervised persons with any amendments to this Code and supervised persons must submit a written acknowledgement that they have received, read, and understood the amendments to this Code.

Annual Certification

Supervised persons must annually certify via a Heritage Capital Advisors, LLC attestation statement that they have read, understood, and complied with this Code of Ethics and that the supervised person has made the reports required by this code and has not engaged in any prohibited conduct.

The CCO shall maintain records of these certifications of compliance. A template for a Heritage Capital Advisors, LLC supervised person’s attestation statement is included as Sample 1.

Reporting Violations and Whistleblower Provisions

Supervised persons must report violations of the firm’s Code of Ethics promptly to the CCO. If the CCO is involved in the violation or is unreachable, supervised persons may report directly to the CCO’s Supervisor or other firm principal. Reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Persons may report violations of the Code of Ethics on an anonymous basis. Examples of violations that must be reported include (but are not limited to):

➢	Noncompliance with applicable laws, rules, and regulations;

➢	Fraud or illegal acts involving any aspect of the firm’s business;

➢	Material misstatements in regulatory filings, internal books and records, clients records or reports;

➢	Activity that is harmful to clients, including fund shareholders;

➢	Deviations from required controls and procedures that safeguard clients and the firm; and

➢	Violations of the firm’s Code of Ethics.

No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Code of Ethics.

Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

Compliance Officer Duties

Training and Education

CCO shall be responsible for training and educating supervised persons regarding this Code. Training will occur periodically as needed and supervised persons are required to attend any training sessions or read any applicable materials.

Recordkeeping

CCO shall ensure that Heritage Capital Advisors, LLC maintains the following records in a readily accessible place:

➢	A copy of each Code of Ethics that has been in effect at any time during the past five years;

➢	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

➢	A record of written acknowledgements and/or attestation statements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person. These records must be kept for five years after the individual ceases to be a supervised person of the firm;

➢	Holdings and transactions reports made pursuant to the code, including any brokerage confirmation and account statements made in lieu of these reports;

➢	A list of the names of persons who are currently, or within the past five years were, access and/or supervised persons;

➢	A record of any decision and supporting reasons for approving the acquisition of securities by access or supervised persons in initial public offerings and limited offerings for at least five years after the end of the fiscal year in which approval was granted;

➢	A record of any decisions that grant employees or access or supervised persons a waiver from or exception to the Code.

Annual Review

CCO shall review at least annually the adequacy of this Code of Ethics and the effectiveness of its implementation and make any changes needed.

Sanctions

Any violations discovered by or reported to the CCO shall be reviewed and investigated promptly, and reported through the CCO to the Supervisor or other firm principal. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. Such recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. Upon recommendation of the CCO, the Supervisor may impose such sanctions for violation of this Code of Ethics as it deems appropriate, including, but not limited to:

➢	Letter of censure;

➢	Suspension or termination of employment;

➢	Reversal of a securities trade at the violator’s expense and risk, including disgorgement of any profit;

➢	In serious cases, referral to law enforcement or regulatory authorities.

Information Security Policy

Inventory of Technology Infrastructure

On an annual basis, the CCO of Heritage Capital Advisors, LLC will make an inventory of the following:

➢	Physical devices and systems (computers, servers, etc.);

➢	Software platforms and applications (email applications, file management, etc.);

➢	Systems that house client data; and

➢	Third-party contractors that have access to systems, platforms, etc.

Heritage Capital Advisors, LLC’s primary software platforms that may contain client data are summarized below.

Type of System	Name of System
Customer Relationship Management (CRM)
Email Provider / Hosting
Financial Planning
Document Management / Storage	Dropbox

Heritage Capital Advisors, LLC utilizes cloud-based technology systems, which it believes provide increased information security capabilities including:

➢	Ability to leverage the established infrastructure of trusted technology industry leaders; and

➢	Improved system alert capabilities including better user activity logging and alerts related to unusual user activity.

Heritage Capital Advisors, LLC also recognizes that cloud-based technology systems create a greater reliance on passwords and user login security. As such, Heritage Capital Advisors, LLC has designed and will continue to further develop information security policies with this increased risk as a focus.

Detection of Unauthorized Activity

The CCO is responsible for monitoring on-site and cloud-based systems for suspicious activity. Such activity may include:

➢	Logins to company systems after traditional business hours for the local region;

➢	Logins to company systems from non-local regions; and/or

➢	Large transfers of files or data.

When suspicious activity is discovered, the CCO will restrict access to the systems and begin to assess what information may have been accessed and what actions need to be taken to remediate the event.

If the unauthorized activity is deemed by the CCO to have led to unauthorized release or use of sensitive client information, the CCO will contact the proper law enforcement and/or regulatory agencies as required by state and Federal law.

Regardless of the severity, the CCO will keep a log of suspected unauthorized activity and note the action taken. This log will include the following information about each incident:

➢	Date and time of the incident;

➢	How the incident was detected;

➢	The nature and severity of the incident;

➢	The response taken to address the incident; and

➢	Any changes made to the Information Security Policy as a result of the incident.

In addition, all staff should immediately alert the CCO of any suspicious behavior or concern.

Prevention of Unauthorized Funds Transfers

Heritage Capital Advisors, LLC has implemented the following firm-wide information security polices to help prevent unauthorized funds transfers:

➢	Clients must confirm wire requests verbally. Wire requests may not be authorized solely via email; and

➢	Wire requests should be reviewed for suspicious behavior (e.g. time of request, atypical amount of request, etc.).

Heritage Capital Advisors, LLC is particularly aware of the risk caused by fraudulent emails, purportedly from clients, seeking to direct transfers of customer funds or securities and will train staff members to properly identify such fraudulent emails.

User Login Security

Heritage Capital Advisors, LLC has implemented the following firm-wide user login security polices to help prevent unauthorized access to sensitive client data:

➢	Computers used to access client data will have antivirus software installed. In addition, the antivirus software must have an active subscription and updates must be scheduled to automatically install;

➢	Staff will utilize devices with up to date operating system software with all security patch and other software updates set to automatically install;

➢	Staff members are prohibited from accessing Heritage Capital Advisors, LLC systems from unsecured internet connections;

➢	All staff passwords are required to meet or exceed the following guidelines:

o	Contain both upper and lower case letters;

o	Contain at least one number;

o	Contain at least one special character;

o	Be at least 10 characters in length;

o	May not contain words that can be found in a dictionary; and

o	May not contain personal information such as pet names, birthdates, or phone numbers.

➢	All staff are required to have unique passwords to access each technology system (e.g. desktop computer, CRM system, etc.);

➢	All staff are required to update passwords on a quarterly basis;

➢	No passwords are allowed to be stored in writing on paper or on any system;

➢	Staff members should not use the “remember password” feature of any application;

➢	Staff members should never share passwords with any other staff member or 3rd party; and

When available, staff is required to utilize two-factor authentication.

User Access Privileges

Heritage Capital Advisors, LLC has implemented the following firm-wide user access privilege polices to help prevent unauthorized access to sensitive client data:

➢	All new staff members login credentials will be created by the CCO;

➢	Staff members will only have access to systems deemed necessary by the CCO;

➢	Staff members, besides the CCO or other designated personnel, will not have access to administrative privileges on systems unless deemed necessary by the CCO; and

➢	Upon a staff member’s departure or termination, the CCO will immediately remove the former staff member’s access to all firm systems.

Staff members may request additional access to systems by contacting the CCO.

Email Use Security and Guidelines

Heritage Capital Advisors, LLC has implemented the following firm-wide email use security polices and guidelines to help prevent unauthorized access to sensitive client data:

➢	All staff should only provide sensitive information electronically to clients via a secure email or client portal;

➢	All staff should never open or download any email attachments from unknown senders;

➢	All staff should never open or download any email attachments from known senders that look suspicious or out of the ordinary;

➢	All staff should never directly click on or open any links sent in emails; and

➢	All staff should be acutely aware of any attempted “phishing” emails seeking to obtain the staff member’s user login credentials. Some warning signs to look for include:

o	Bad spelling or poor grammar in the email subject or body text;

o	An unfamiliar company or website that the staff member is not familiar with; and

o	A suspicious sender email domain.

When a staff member receives a suspicious email, the CCO should be immediately alerted. The CCO will then determine next steps and communicate to other staff members if deemed appropriate.

3rd Party Vendor Security and Diligence

Heritage Capital Advisors, LLC has implemented the following firm-wide 3rd party vendor security and diligence polices and guidelines to help prevent unauthorized access to sensitive client data:

➢	All 3rd party vendors that have physical access to the office and/or the firm’s systems are required to enter into a non-disclosure agreement (NDA) in order to protect sensitive client information before establishing a business relationship; and

➢	Proper due diligence will be performed on all relevant technology vendors prior to establishing a business relationship and then again on at least an annual basis and will include:

o	Review of the firm’s information security policies;

o	Review of the firm’s disaster recovery policies; and

o	Review of the firm’s general capabilities to ensure it meets Heritage Capital Advisors, LLC’s needs.

All of this information will be stored and maintained in Heritage Capital Advisors, LLC’s vendor diligence file.

Significant Technology System Disruption Plan

In the event of a significant business disruption that results in a significant interruption in access to the firm’s technology systems, Heritage Capital Advisors, LLC will implement its business continuity plan as detailed in this policies and procedures manual.

Testing

On an annual basis, Heritage Capital Advisors, LLC will test its current information security policy and capabilities. The test conducted by the CCO will include the following activities:

➢	Attempt to access a random sample of firm devices to ensure that proper passwords are in place to prevent access;

➢	Attempt to access users’ accounts with the proper password to ensure that two-factor authentication prevents system access;

➢	Attempt to restore a sample of files and records from the systems listed above to ensure that the restoration process is sufficient and properly configured; and

➢	Make a physical inspection of the office to ensure that all workstations have the proper security measures.

The results from the annual test will be documented and utilized as an opportunity to update the Information Security Policy.

Privacy Policy

The privacy policy statement is given to clients at the initial signing of the client contract and mailed or emailed with client consent once annually, if the policy is updated. The CCO will document the date the privacy policy was delivered to each client for each year if an annual delivery is required. Heritage Capital Advisors, LLC collects non-public personal information about clients from the following sources:

➢	Information it receives from them on applications or other forms;

➢	Information about their transactions with Heritage Capital Advisors, LLC or others; and

➢	Information it receives from a consumer reporting agency.

Below are the reasons for which Heritage Capital Advisors, LLC may share a client’s personal information.

➢	For everyday business purposes – such as to process client transactions, maintain client account(s), respond to court orders and legal investigations, or report to credit bureaus;

➢	For marketing by Heritage Capital Advisors, LLC – to offer Heritage Capital Advisors, LLC’s products and services to clients;

➢	For joint marketing with other financial companies;

➢	For affiliates’ everyday business purposes – information about client transactions and experience; or

➢	For non-affiliates to market to clients (only where allowed).

If a client decides to close his or her account(s) or becomes an inactive customer, Heritage Capital Advisors, LLC will adhere to the privacy policies and practices as described in this Policies and Procedures manual, as updated.

Heritage Capital Advisors, LLC restricts access to clients’ personal and account information to those employees who need to know that information to provide products or services to its clients. Heritage Capital Advisors, LLC maintains physical, electronic, and procedural safeguards to guard clients’ non-public personal information.

The names of Heritage Capital Advisors, LLC’s current and former access persons can be found in Exhibit 2.

In addition to Heritage Capital Advisors, LLC’s listed access persons, any IT persons or other technical consultants employed at the firm may also have access to non-public client information at any time. An on-site or off-site server that stores client information, third-party software that generates statements or performance reports, or third-party client portals designed to store client files all hold the potential for a breach of non-public client information.

Will need to implement a plan.

The system is tested and monitored at least annually.

The test conducted by the CCO will include the following activities:

➢	Attempt to access a random sample of firm devices to ensure that proper passwords are in place to prevent access;

➢	Attempt to access users’ accounts with the proper password to ensure that two-factor authentication prevents system access; and

➢	Attempt to restore a sample of files and records to ensure that the restoration process is sufficient and properly configured.

The results from the annual test will be documented and utilized as an opportunity to update the Information Security Policy.

Staff Training

On an annual basis, Heritage Capital Advisors, LLC will conduct a firm-wide training session to ensure that staff members are properly trained and equipped to implement the above policies. New staff members will receive training, led by the CCO, within 1 month of their initial hire date.

Heritage Capital Advisors, LLC uses various methods to store and archive client files and other information. Third party services or contractors used have been made aware of the importance Heritage Capital Advisors, LLC places on both firm and client information security. In addition to electronic and personnel measures Heritage Capital Advisors, LLC has implemented reasonable physical security measures at its home office location.

Heritage Capital Advisors, LLC will retain records for at least 5 years after the year in which the record was produced, or as otherwise required by law. With respect to disposal of non-public personal information, Heritage Capital Advisors, LLC will take reasonable measures to protect against unauthorized access to or use of such information in connection with its disposal.

Chief Compliance Officer Appointment

The person herein named “Chief Compliance Officer” is stated to be competent and knowledgeable regarding the Advisers Act or applicable state rule or regulation and is empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the firm. The compliance officer has a position of sufficient seniority and authority within the organization to compel others to adhere to the compliance policies and procedures.

Chief Compliance Officer	Date Responsibility Assumed	Annual Review Completed
David Moenning	08/02/2020	08/02/2020

Exhibits

Exhibit 1 – Supervisory Responsibility Delegated Duties list

Exhibit 2 – List of Access Persons

Sample documents and logs

Sample 1 – Attestation Statement

Sample 2 – Terminated Advisory Account Record

Sample 3 – OBA Disclosure Template

Sample 4 – Email Review Checklist

Sample 5 – Email Review Activity Report

Sample 6 – Checks & Securities Receipt / Disbursement Record

Sample 7 - Gifts & Entertainment Log

Sample 8 – Securities Holding Record

Sample 9 – Securities Transaction Record

Please note: the sample documents and logs provided here are examples of some of the records kept by Heritage Capital Advisors, LLC. As the actual records may contain non-public information (NPI), they are stored securely in accordance with the provisions in the Privacy Policy section of Heritage Capital Advisors, LLC’s Code of Ethics.

Supervisory Responsibility Delegated Duties List

Description of task / responsibility	Name of Delegate	Title of Delegate
David Moenning	David Moenning	CEO, CCO

List of Access Persons

Access Person: Any of Heritage Capital Advisors, LLC’s supervised persons who have access to non-public information regarding any client’s purchase or sale of securities, or information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

The following employee(s) will manage non-public information:

Name	Title
David Moenning	CEO, CCO

Sample Attestation Statement

All Investment Adviser Representatives, access persons or supervised persons dealing with or having access to client files and other public or non-public information must initially upon hiring, and then annually, read, review, and acknowledge to abide by at a minimum the following firm items:

❖	Privacy Policy

❖	Code of Ethics

❖	Policies and Procedures Manual

❖	AML Red Flag Items

The firm’s Chief Compliance Officer is responsible for documenting the completion of these tasks and therefore requires each of the firm’s responsible parties and personnel to complete and sign the statement shown below.

ATTESTATION STATEMENT

By signing this document I certify that I have read Heritage Capital Advisors, LLC’s above listed documents and fully understand the legal, regulatory, policy, and other requirements outlined therein and agree to abide by the ethics, procedures, policies, agreements, and other stipulations contained therein.

Printed Name: ____________________________                  Signature: ______________________

Date: ___/ ___/ ______

Terminated Advisory Account Record

Date of Termination	Client Name	Reason for Termination	Type of Advisory Program Being Terminated

Outside Business Activity Approval Form

In order to comply with Heritage Capital Advisors, LLC’s policies and procedures, you are required to obtain prior written permission to have any outside employment or to receive any employment compensation other than through your affiliation with Heritage Capital Advisors, LLC.

1.	Are you currently employed by or do you accept any compensation from, any business, organization, or entity not affiliated with Heritage Capital Advisors, LLC?

2.	Do you serve as a director of any organization not affiliated with Heritage Capital Advisors, LLC?

For each “yes” answer above, complete the following: (Each question may have more than one “yes” answer)

Name of Company / Organization: _________________

Your Title:________________________ Start Date: ___________________________

Description of your duties:

Compensation (if any) to be received: Heritage Capital Advisors, LLC ____________________

Amount of time per month that will be spent on activity: Heritage Capital Advisors, LLC __________

APPROVED:______________      DENIED: _____________ (completed by supervisor or CCO)

Submitted by: (signature) ___________________________(print)________________________

Date: ________________

Reviewed by: Heritage Capital Advisors, LLC_______ Date: ______________ (Need to initial Approve/Denied)

E-Mail Review Checklist

Date: __________

Review Period:            From: ________              To__________ (Monthly, Quarterly, etc.)

❑	The CCO, or the CCO’s designee, has reviewed electronic communications as determined adequate (keyword, random sample and/or key issue search).

❑	The review of e-mails was for content that may be deemed a violation of any compliance policies. Such content may include, for example, and is not limited to:

		1.	Inappropriate marketing (i.e. use of unapproved marketing materials or performance figures);

		2.	Indications of custody that raise issues regarding the actual possession of client funds and securities;

		3.	Relationships with broker-dealers, service providers or clients indicating conflicts of interest not otherwise addressed by the Firm’s policies and procedures;

		4.	Violations of the firm’s Code of Ethics;

		5.	Inappropriate gifts;

		6.	Unreported client complaints; and

		7.	Other issues deemed inappropriate.

❑	A summary report of the e-mail review is attached as an exhibit to this e-mail review checklist.

❑	Were any e-mails reviewed that revealed suspicious or inappropriate activity?

	❑	Yes

	❑	No

If yes, attach a copy of such e-mails along with the E-Mail Review Activity Report

CCO Signature________________________   Date ______________

E-Mail Review Activity Report

E-Mail From: ____________________	E-Mail To: ________________________

E-Mail Subject: __________________	E-Mail Date: ______________________

❑	Describe the suspicious or inappropriate activity:

❑	Does this employee have previous e-mail activity reports?

	❑	Yes

	❑	No

❑	Describe the previous sanctions imposed upon the employee:

	❑	Warning

	❑	Reprimand to Employee File

	❑	Compensation Reduction

	❑	Suspension

	❑	Termination

	❑	Other? Heritage Capital Advisors, LLC

❑	Describe the new sanctions imposed upon the employee:

	❑	Warning

	❑	Reprimand to Employee File

	❑	Compensation Reduction

	❑	Suspension

	❑	Termination

	❑	Other? Heritage Capital Advisors, LLC

CCO Signature ________________________   Date ______________

Checks and Securities Receipt/Disbursement Record

Date Received	Name of Client	Check #/Cert. #	Check Amt./# of Shares	Date Sent	Sent To	Method of Sending Doc

Gifts & Entertainment Log

Date	Client / Prospect Name	Client ID	Amount	Description / Details	CCO Review (Initial)

Securities Holding Record

In order to comply with Heritage Capital Advisors, LLC’s record keeping and Code of Ethics requirements, you are required to provide a list of all securities in which you have any direct or indirect influence or control (i.e. joint or custodian ownership, securities owned by your spouse, etc.).

Excluded from the reporting requirements are:

-	Transactions in which Access Persons have no direct or indirect influence or control or beneficial ownership. Beneficial ownership includes securities owned by the Access Person’s immediate family members sharing the Access Person’s household.

-	Transactions in direct obligations of the US (i.e., T-Bills, etc.), Bank CDs, commercial paper, high quality short-term debt (including repos).

-	Transactions in shares of open-end investment companies. Transactions in shares of open-end mutual funds may be relieved from this record keeping requirement (unless Adviser or a control affiliate acts as the Investment Adviser or principal underwriter of the fund).

Access Person’s Name: ________________________________________________________________

Date: _______________________________________________________________________________

Name of the Security	# of Shares/ Amount	Broker/Dealer, Bank, or Custodian

Date Report Received: __________________________________

Date Report Reviewed: _________________________________

Reviewed by: ________________________________________

Securities Transaction Record

In order to comply with Heritage Capital Advisors, LLC’s record keeping and Code of Ethics requirements, you are required to provide a list of all security transactions in which you have any direct or indirect influence or control (i.e. joint or custodian ownership, securities owned by your spouse, etc.).

Excluded from the reporting requirements are:

-	Transactions in which Access Persons have no direct or indirect influence or control or beneficial ownership. Beneficial ownership includes securities owned by the Access Person’s immediate family members sharing the Access Person’s household.

-	Transactions in direct obligations of the US (i.e., T-Bills, etc.), Bank CDs, commercial paper, high quality short-term debt (including repos).

-	Transactions in shares of open-end investment companies. Transactions in shares of open-end mutual funds may be relieved from this record keeping requirement (unless Adviser or a control affiliate acts as the Investment Adviser or principal underwriter of the fund).

Transaction reports are not required if the reports would duplicate information contained in broker trade confirmations or account statements Adviser holds in its records so long as confirmations or statements are received no later than 30-days after the end of the applicable calendar quarter.

Access Person’s Name: _________________________________________________________

Date: _______________________________________________________________________

Name of the Security	# of Shares/ Amount	Date of Transaction	Transaction Price	Transaction Type (buy, sell)	B/D or Bank Transaction Executed

Date Report Received: __________________________________

Date Report Reviewed: _________________________________

Reviewed by: ________________________________________